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EXHIBIT NO.  21.1

SUBSIDIARIES OF EASTBROKERS


                                                                JURISDICTION OF
            COMPANY                                              INCORPORATION

            EBI Securities Corporation                             Colorado

            EBI Leasing Corporation                                Colorado

            Eastbrokers North America, Inc.                        Delaware

            EBonlineInc.com, Inc.                                  Delaware

            Eastbrokers Beteiligungs AG                            Austria

            WMP Bank AG                                            Austria

            Eastbrokers Warszawski Dom Maklerski s.a.               Poland

            Eastbrokers Kazakhstan Securities House Ltd.          Kazakhstan

            Eastbrokers Zagreb d.d.                                 Croatia

            Eastbrokers Baku Ltd.                                  Azerbaijan

            EB Holding, druzba za upravljanje druzb d.d.           Slovenia

            BPD Eastbrokers d.d.                                   Slovenia